UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2015

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2015, LendingClub Corporation (the “Company” or “Lending Club”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with sole arranger and bookrunner Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, Goldman Sachs Bank USA, as syndication agent, and Credit Suisse Securities (USA) and Silicon Valley Bank, as co-documentation agents, and the lenders party thereto (the “Lenders”), under which the Lenders agreed to provide a five year senior secured revolving credit facility of $120.0 million, (the “Credit Facility”), which the Company may draw upon from time to time. The Company may increase the commitments under the Credit Facility up to a total of $620.0 million, subject to certain conditions. If the Company draws on the Credit Facility, the proceeds may be used for working capital and general corporate purposes.

Under the Credit Agreement, borrowings bear interest, at the Company's option, at an annual rate based on LIBOR or a floating base rate tied to an underlying index base rate. Loans based on LIBOR will bear interest at a rate between LIBOR plus 1.75% per annum and LIBOR plus 2.00% per annum, depending on the Company's Total Net Leverage Ratio, as defined in the Credit Agreement. Loans based on the base rate will bear interest at a rate between the base rate plus 0.75% and the base rate plus 1.00%, depending on the Company's Total Net Leverage Ratio.

The Company is required to pay a quarterly commitment fee of between 0.25% and 0.375% per annum, depending on the Company's Total Net Leverage Ratio, on the average undrawn portion available under the revolving loan facility. The Company will also pay an upfront fee of between 0.25% and 0.50% based on the revolving commitment offered by each Lender under the Credit Facility.

Also in connection with the Credit Agreement, on December 17, 2015, the Company entered into a Pledge and Security Agreement with Morgan Stanley Senior Funding, Inc. as Collateral Agent (the “Pledge and Security Agreement”).

The Credit Facility is guaranteed by Springstone Financial, LLC and LC Advisors, LLC as wholly owned subsidiaries of Lending Club and is secured by a first priority lien and security interest in substantially all of the Company’s and its subsidiaries’ assets, subject to certain exceptions.

The Credit Agreement and Pledge and Security Agreement contain certain affirmative and negative covenants applicable to the Company and its subsidiaries. These include restrictions on the Company’s ability to make certain restricted payments, including restrictions on the Company’s ability to pay dividends, incur indebtedness, place liens on assets, merge or consolidate, make investments, and enter into certain affiliate transactions. The Credit Agreement also requires Lending Club to maintain a maximum Total Net Leverage Ratio of 4.00:1.00 initially, and decreasing over the term of the Credit Facility to 3.00:1.00 on and after June 30, 2018 (on a consolidated basis).

The Credit Agreement and Pledge and Security Agreement contain customary warranties and covenants of the Company and the Lenders. The Credit Agreement also contains customary indemnification provisions whereby Lending Club will indemnify the Lenders and affiliated parties for certain losses arising out of the Credit Agreement and certain other matters.

The Credit Agreement also contains customary events of default, including nonpayment of principal when due, nonpayment of interest, fees or other amounts after a grace period, material inaccuracies of representations and warranties and breaches of covenants, subject in certain cases to a grace period, cross-default, bankruptcy, judgments, change in control and other material events. The Credit Agreement and Pledge and Security Agreement provide customary remedies upon an event of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 8.01	Other Events

LendingClub is updating the interest rates assigned to standard program loans and certain information regarding the standard program credit policy described in the Company’s Form S-3 registration statement and the accompanying prospectus, both dated August 22, 2014.

Standard Program Interest Rates

Effective December 22, 2015, LendingClub changed the interest rates assigned to standard program loans. Set forth below is a chart showing the interest rates assigned to standard program loans for each of the Lending Club loan grades.

Loan Grade	Interest Rate
A1	5.32%
A2	6.49%
A3	6.99%
A4	7.49%
A5	7.91%
B1	8.49%
B2	9.17%
B3	9.80%
B4	10.78%
B5	11.48%
C1	11.99%
C2	12.88%
C3	13.44%
C4	13.99%
C5	14.85%
D1	15.77%
D2	16.59%
D3	17.27%
D4	17.97%
D5	18.49%
E1	18.99%
E2	19.48%
E3	19.89%
E4	20.50%
E5	21.48%
F1	22.45%
F2	23.13%
F3	24.24%
F4	25.09%
F5	26.06%
G1	26.99%
G2	27.49%
G3	27.99%
G4	28.49%
G5	28.99%

Illustration of Servicing Fee and Annual Returns for Fully Performing Loans of Each Sub-Grade

The following tables illustrate hypothetical annual return information with respect to our Member Payment Dependent Notes, grouped by Lending Club sub-grade and term. The information in these tables is not based on actual results for investors and is presented only to illustrate the effects of Lending Club’s 1.00% servicing fee by sub-grade on hypothetical annual Member Payment Dependent Note returns. By column, each table presents:

•	loan sub-grades;

•	the annual stated interest rate;

•	the reduction in the annual return due to Lending Club's 1.00% servicing fee on both interest and principal payments; and

•	the hypothetical annual returns on Notes, net of Lending Club's servicing fee.

Three Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.67%	4.65%
A2	6.49%	0.68%	5.81%
A3	6.99%	0.68%	6.31%
A4	7.49%	0.68%	6.81%
A5	7.91%	0.68%	7.23%
B1	8.49%	0.68%	7.81%
B2	9.17%	0.69%	8.48%
B3	9.80%	0.69%	9.11%
B4	10.78%	0.69%	10.09%
B5	11.48%	0.70%	10.78%
C1	11.99%	0.70%	11.29%
C2	12.88%	0.70%	12.18%
C3	13.44%	0.70%	12.74%
C4	13.99%	0.71%	13.28%
C5	14.85%	0.71%	14.14%
D1	15.77%	0.71%	15.06%
D2	16.59%	0.72%	15.87%
D3	17.27%	0.72%	16.55%
D4	17.97%	0.72%	17.25%
D5	18.49%	0.72%	17.77%
E1	18.99%	0.73%	18.26%
E2	19.48%	0.73%	18.75%
E3	19.89%	0.73%	19.16%
E4	20.50%	0.73%	19.77%
E5	21.48%	0.74%	20.74%
F1	22.45%	0.74%	21.71%
F2	23.13%	0.75%	22.38%
F3	24.24%	0.75%	23.49%
F4	25.09%	0.75%	24.34%
F5	26.06%	0.76%	25.30%
G1	26.99%	0.76%	26.23%
G2	27.49%	0.77%	26.72%
G3	27.99%	0.77%	27.22%
G4	28.49%	0.77%	27.72%
G5	28.99%	0.77%	28.22%
* Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows.

Five Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.41%	4.91%
A2	6.49%	0.42%	6.07%
A3	6.99%	0.42%	6.57%
A4	7.49%	0.42%	7.07%
A5	7.91%	0.42%	7.49%
B1	8.49%	0.43%	8.06%
B2	9.17%	0.43%	8.74%
B3	9.80%	0.43%	9.37%
B4	10.78%	0.44%	10.34%
B5	11.48%	0.44%	11.04%
C1	11.99%	0.44%	11.55%
C2	12.88%	0.45%	12.43%
C3	13.44%	0.45%	12.99%
C4	13.99%	0.45%	13.54%
C5	14.85%	0.45%	14.40%
D1	15.77%	0.46%	15.31%
D2	16.59%	0.46%	16.13%
D3	17.27%	0.46%	16.81%
D4	17.97%	0.47%	17.50%
D5	18.49%	0.47%	18.02%
E1	18.99%	0.47%	18.52%
E2	19.48%	0.47%	19.01%
E3	19.89%	0.48%	19.41%
E4	20.50%	0.48%	20.02%
E5	21.48%	0.48%	21.00%
F1	22.45%	0.49%	21.96%
F2	23.13%	0.49%	22.64%
F3	24.24%	0.50%	23.74%
F4	25.09%	0.50%	24.59%
F5	26.06%	0.51%	25.55%
G1	26.99%	0.51%	26.48%
G2	27.49%	0.51%	26.48%
G3	27.99%	0.52%	26.98%
G4	28.49%	0.52%	27.97%
G5	28.99%	0.52%	28.47%
* Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows.

On December 22, 2015, Lending Club issued a press release regarding these interest rate changes. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Standard Program Credit Criteria

Standard program loan grading is determined using an internally developed credit model and proprietary algorithm that was developed in conjunction with WebBank, an FDIC insured, Utah-chartered industrial bank. WebBank is the primary issuing bank for standard program loans.

As of December 28, 2015, the minimum credit criteria for borrowers to obtain a standard program loan include:

•	minimum FICO score of 660 (as reported by a consumer reporting agency);

•
debt-to-income ratio (excluding mortgage) of below 40%, except in the following circumstances where the debt-to-income ratio (excluding mortgage and the requested standard program loan amount) must be below:

◦	50% in the case of the direct pay program (described below); and

◦	35% in the case of joint application loans (described below) if joint income is considered

•	acceptable debt-to-income ratio (including mortgage and the requested standard program loan amount); and

•	credit report (as reported by a consumer reporting agency) reflecting:

◦	at least two revolving accounts;

◦	5 or fewer inquiries in the last 6 months (excluding mortgages and auto loans); and

◦	a minimum credit history of 36 months

The debt-to-income ratios are calculated based on (a) the borrower’s debt as reported by a consumer reporting agency, subject to the exclusions or inclusions described above, and (b) the income reported by the borrower, which is not verified unless we display an icon in the loan listing indicating otherwise.

The direct pay program allows the platform to reach a new segment of borrowers who historically have not had an acceptable debt-to-income ratio (excluding mortgage and the requested standard program loan amount) to obtain a loan through Lending Club's platform, provided certain conditions are satisfied. This program requires the applicant to authorize up to 80% of the loan proceeds to be paid directly through the platform to current outstanding debt holders.

In addition, certain applicants may apply for a loan together, as joint applicants, through Lending Club’s platform, and, once the joint application is approved, each joint applicant is jointly and severally liable for the obligations under the loan. If joint income is considered for purposes of joint application approval, the maximum joint debt-to-income ratio is 35%.

The credit criteria described above may not be changed without the consent of WebBank. The expected performance of loans that utilize the direct pay feature and joint application loans is based on assumptions of management that may change over time as the available data with respect to these loans grows and the analysis continues to develop. The actual performance of these loans may differ materially versus previously issued, similarly graded loans.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Credit and Guaranty Agreement, dated December 17, 2015
10.2	Pledge and Security Agreement, dated December 17, 2015
99.1	Press Release dated December 22, 2015

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: December 22, 2015	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)